World Headquarters 15350 Vickery Drive Houston, TX 77032 Mike Slaughter Chief Accounting Officer 281-618-3428
NEWS RELEASE

FOR IMMEDIATE RELEASE

Tuesday, March 20, 2007

EGL RECEIVES PROPOSAL FROM APOLLO MANAGEMT L.P.

HOUSTON, March 20, 2007 /PRNewswire-FirstCall via COMTEX News Network/ -- EGL, Inc. (NASDAQ: EAGL) (“EGL” or the “Company”), announced today that the Special Committee of its Board of Directors has received a written proposal, dated March 19, 2007 from Apollo Management L.P. expressing its interest in the acquisition of EGL, Inc. for $40.00 per share, subject to certain conditions, including expedited confirmatory due diligence.  The Special Committee determined that, under EGL’s Merger Agreement with an affiliate of James R. Crane, Apollo’s proposal is an alternative proposal.  Accordingly, the Special Committee has also informed the Crane Affiliate of the existence of the proposal, and has made arrangements so that Apollo may conduct its due diligence investigation with respect to its proposal.

The Special Committee cautions that there can be no assurance that Apollo or another third party will make a firm offer, or that the terms of any such offer received will be a superior proposal or will be consummated.

Important Additional Information Regarding the merger will be Filed with the SEC:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032, telephone (281) 618-3100, or from the Company’s website, www.eaglegl.com.

The Company and its directors, executive officers and other members of its management and employees (including, without limitation, Mr. Crane) may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth herein and in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 14, 2006 and its Current Report on Form 8-K filed on March 19, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

CAUTIONARY STATEMENTS

 The statements included in this news release regarding any merger or similar proposal by Apollo Management L.P., including the timing thereof, the likelihood that such an offer could be consummated, any future actions by an affiliate of James R. Crane and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, market conditions, availability and terms of acquisition financing, approval of any offer or strategic alternative by the special committee and board, actions by the affiliate of James R. Crane or other bidders with respect to any future bid and other factors detailed in risk factors and elsewhere in the Company’s Annual Reports on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.